UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2022

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 2100
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2022, the Board of Directors (the “Board”) of Armada Hoffler Properties, Inc. (the “Company”) increased the size of the Board from eight directors to nine directors and appointed Dennis H. Gartman as an independent director, effective immediately, to fill the vacancy created by the increase in the number of directors. Mr. Gartman will serve until the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) or until his successor is duly elected and qualifies.

The Board affirmatively determined that Mr. Gartman is an independent director within the meaning of the New York Stock Exchange listing standards. Mr. Gartman has not been named to any Board committees at this time.

Mr. Gartman, age 71, retired as Editor and Publisher of The Gartman Letter L.C. in December 2019, after over 30 years of publishing “The Gartman Letter,” which was a daily commentary on global capital markets. Mr. Gartman is also a regular contributor to several financial media outlets and speaks before various associations and trade groups around the world. From January 2018 to August 2021, Mr. Gartman served as a board member of PRTI, Inc., which is in the business of recycling tires into valuable commodities. He served as the outside director of the Kansas City Board of Trade from 2006 to 2008. In addition, Mr. Gartman previously led the futures brokerage operation at Sovran Bank, was the Chief Financial Futures Analyst for A.G. Becker & Company and acted as an independent member of the Chicago Board of Trade. Before that, Mr. Gartman traded foreign exchange and money market instruments at NCNB National Bank and was an economist for Cotton, Inc., where he analyzed supply and demand in the U.S. textile industry. Since August 2013, Mr. Gartman has served as the chair of the Investment Committee of The University of Akron. He also has served as a member of the Board of Directors of the Office of Investments at North Carolina State University since January 2008. Mr. Gartman received a bachelor's degree from The University of Akron.

Mr. Gartman’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. Mr. Gartman also is expected to enter into an indemnification agreement with the Company substantially in the form attached as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q, filed on November 6, 2019.

There were no arrangements or understandings between Mr. Gartman and any other persons pursuant to which Mr. Gartman was selected as a director. Neither Mr. Gartman nor any member of his immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 13, 2022, the Company issued a press release announcing the appointment of Dennis H. Gartman. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 13, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: July 13, 2022	By:	/s/ Matthew T. Barnes-Smith
Matthew T. Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary